                                                                    EXHIBIT 23.3

             CONSENT OF RECONTA ERNST & YOUNG, INDEPENDENT AUDITORS

    We consent to the incorporation by reference in the Registration Statements (Forms S-8, File Numbers 33-20181, 33-35182, 2-90595, 33-44477, 33-23899,
33-65024, 33-45822 and Form S-3 File Number 33-43574) pertaining to the Chiron Corporation 1991 Stock Option Plan, the 1988 Employee Stock Purchase Plan, the IntraOptics, Inc. 1986 Incentive Stock Option Plan, as amended, the 1982 Stock Option Plan and the shares issuable to certain warrant holders and in the related prospectuses of our report dated February 28, 1995, with respect to the consolidated balance sheets of JV Vax B.V. as of November 30, 1994 and 1993, and the related consolidated statements of operations, shareholders' equity and cash flows for each of the periods ended November 30, 1994, 1993 and 1992 included in the Current Report (Form 8-K/A) of Chiron Corporation dated March 17, 1995.

                                          RECONTA ERNST & YOUNG

Milan, Italy
March 16, 1995